Exhibit 99.13

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
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DEER CONSUMER PRODUCTS, INC,                                            :                     Index No. 650823/2011
                       :
Plaintiff,                :                     COMPLAINT

-against-                                                                               :

ALFRED LITTLE,                                                                               :
JOHN DOE #1 - #10, and
SEEKING ALPHA LTD.,                                                                    :

                                                               Defendants.       :
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Plaintiff Deer Consumer Products, Inc., (“DCPI”), by and through their undersigned counsel, alleges as follows for its complaint:

SUMMARY

1. This action concerns an organized scheme by persons known and unknown to fraudulently manipulate the public market for common stock issued by plaintiff DCPI and artificially drive down the price of DCPI common stock.  The goal of the scheme is to reap instant windfall profits for short sellers of DCPI common stock at the expense of DCPI’s long-term investors.  This complaint focuses on one of the fraudulent devices used by the short sellers in their effort to manipulate the market for DCPI’s common stock – the publication of false and defamatory reports concerning DCPI.  In particular, defendant Alfred Little has authored a series of reports that falsely state that DCPI has entered into two land use transactions in China through which the management of DCPI has “misappropriated $12 million.”  Defendant Seeking Alpha Ltd. (“SAL”) published these false and defamatory reports concerning DCPI.  Through this law suit, DCPI seeks to recover compensatory and punitive damages and other equitable remedies, for the ultimate benefit of all of DCPI’s long-term investors, from defendants Alfred Little, SAL, and all other persons who drafted or published these false and defamatory reports concerning DCPI.

PARTIES

2. Plaintiff DCPI is a corporation organized under the laws of the State of Nevada, with its principal place of business in Guangdong Province, China.

3. Upon information and belief, defendant Alfred Little (“Little”) is an individual who is the author of several false and defamatory reports concerning DCPI.  According to statements attributed to Little, he is a resident of both New York and Shanghai, China.

4. Upon information and belief, defendant SAL is the owner and publisher of a web-site entitled “Seeking Alpha”, www.seekingalpha.com.  According to the information published by SAL on that web-site, SAL reviews and edits all reports published on the Seeking Alpha web-site.

5. Upon information and belief, defendants John Doe #1 – John Doe #10 are the persons currently unknown who, together with defendant Little, authored the false and defamatory reports published by SAL and who form an integral part of the short selling manipulation conspiracy.  DCPI shall amend this complaint to identify these individuals after learning their true identities.

JURISDICTION AND VENUE

6. This court has jurisdiction over the claims in this action based upon: (a) the publication of the false and defamatory reports in New York; (b) defendant Little’s alleged residence in the State of New York; and (c) defendant SAL’s business activities in the State of New York.

7. Venue is proper in this court based upon: (a) the publication of the false and defamatory reports in New York County; and (b) defendant SAL’s business activities in the New York County.

FACTS

8. DCPI is a publicly-traded company that designs, manufactures and sells small home and kitchen electric appliances, such as blenders, juicers, and soy milk makers.  DCPI’s administrative offices and manufacturing facilities are located in Shenzhen and Yangjiang, Guangdong Province, China.

9. DCPI is an original design manufacturer and an original equipment manufacturer for various international consumer products companies.  These international consumer products companies sell appliances manufactured by DCPI under various brand names throughout the world.  DCPI also sells appliances under its own Deer brand name in China.  For the year ended December 31, 2010, DCPI recorded more than $175 million in revenues and more than $30 million in net income, both of which represented an increase of more than 100% from 2009 revenues and net income.  DCPI’s audited financial statements for the year ended December 31, 2010 were included in DCPI’s Form 10-K that was filed with the U.S. Securities and Exchange Commission on March 10, 2011 (the “2010 Annual Report”).

10. In order to prepare for increased demand for its products and continued growth in revenues, DCPI took steps in 2010 to expand its manufacturing capabilities as well as its ability to better serve the Chinese domestic market for small appliances.  As part of that process, DCPI entered into agreements with appropriate government authorities in China to acquire the right to use certain parcels of land located in the Wuhu area of AnHui Province.  As described in the 2010 Annual Report, DCPI made payments of approximately $37 million to secure these land use rights in AnHui Province.

11. Upon information and belief, at some point during the period from early February 2011 to early March 2011, defendant Little or one or more John Doe defendants commenced a scheme to manipulate the public market for DCPI common stock and artificially drive down the price of DCPI common stock in order to obtain illicit profits on short sales of DCPI common stock.  A “short sale” is a transaction by which a person may sell shares of stock that the person does not own, but such a sale is lawful only if the person is able to borrow the same shares of stock by the time that sale is settled.  Such a “short sale” is profitable only if the price of the company’s stock drops by an amount greater than the cost of borrowing the stock.

12. During February and March 2011, market data began to reveal a potential short selling manipulation scheme.  In particular, market data showed that at least tens of thousands of shares of DCPI common stock had been sold short in transactions where the seller had not borrowed the stock by settlement date.  A failure to comply with the borrowing requirement by settlement date may be evidence of illegal “naked” short sales and such “naked” short sales represent a “red flag” indicating the existence of a market manipulation scheme.

13. On March 9, 2011, defendant SAL first published a false and defamatory report concerning DCPI, entitled “Deer Consumer Products: ‘DEER in the Headlights’”, that was authored by defendant Little (the “March 9th Report”).  The March 9th Report falsely stated that DCPI’s “management misappropriated $11 million in company funds through a questionable land purchase.”  The March 9th Report described defendant Little as follows:

“Mr. Little has over 35 years investing experience having begun his career as an accountant at Deloitte.  He spent 10 years in China, from 1994 to 2004, representing various foreign investors including Coke, P&G, and Budweiser as they established beachheads in the world’s fastest growing economy.  Today he lives in New York and Shanghai and spends his time researching Chinese and other high growth companies.  Having built a very successful track record investing the last decade, he now shares all his investing ideas in his financial blog ‘Little Al’s Big Emerging Market Picks’.  Mr. Little is also a leading contributor in the China sector on Seeking Alpha.”

14. The March 9th Report failed to disclose that defendant Little was a “short seller” of DCPI common stock.  In addition, the March 9th Report does not disclose any compensation received by defendant Little in connection with the drafting and dissemination of the March 9th Report.  To the extent that defendant Little has received any compensation, directly or indirectly, in connection with the March 9th Report from any person in the business of buying, offering, selling, dealing or trading in securities, the failure to disclose such compensation in the March 9th Report may constitute violations of the anti-touting and anti-fraud provisions of the federal securities laws.

15. Upon information and belief, the statements contained in the March 9th Report concerning defendant Little are materially misleading with respect to defendant Little’s professional background and investment experience.  Specifically, plaintiff has been unable to locate a person named “Alfred Little” with all of the attributes described in the March 9th Report.  As a result, “Alfred Little” may be pseudonym for one or more persons engaged in a market manipulation scheme involving DCPI common stock.  Upon information and belief, defendant Little or other persons, using “names” such as snappydogster@gmail.com have distributed copies of the reports authored by defendant Little that contain false and defamatory statements regarding DCPI to various persons, including independent research analysts.

16. The March 9th Report also described information supposedly obtained by defendant Little from “Mr. Liu”, identified as a Chinese government employee.  Upon information and belief, the “Mr. Liu” described in the March 9th Report does not exist at the relevant government agency that regulates land use transaction prices or approves land use transactions and defendant Little’s references to “Mr. Liu” in the March 9th Report were designed to make defendant Little’s false and defamatory statements concerning the AnHui Province land transactions appear to be credible.

17. After DCPI filed its 2010 Annual Report with the SEC, defendant SAL published a report dated March 14, 2011, also entitled “Deer Consumer Products: ‘DEER in the Headlights’”, authored by defendant Little (the “March 14th Report”).  The March 14th Report falsely stated that DCPI’s “Management misappropriated over $12 million on two recent land purchases.”  The March 14th Report revealed for the first time that defendant Little was a short seller of DCPI common stock.  However, the March 14th Report does not reveal whether defendant Little has engaged in illegal “naked” short sales nor does it reveal the names of other persons who are participants in the apparent market manipulation scheme involving DCPI common stock.

18. In addition to falsely stating that DCPI’s management had misappropriated millions of dollars in connection with the AnHui Province land use transactions, the March 16th Report claimed that defendant Little’s “legal team” had been unable to locate a relevant land use certificate issued by Chinese government officials.  Upon information and belief, defendant Little included this statement in the March 14th Report in an attempt to generate fear among DCPI shareholders that DCPI had not actually acquired use of any land in AnHui Province.  This type of fear-mongering by a short seller is another “red flag” that indicates the existence of a possible market manipulation scheme.

19. Like the March 9th Report, defendant Little’s March 14th Report also described information supposedly obtained from a Chinese government official named “Mr. Xu.”  Upon information and belief, the “Mr. Xu” described in the March 14th Report does not exist at the relevant government agency that regulates land use transaction prices or approves land use transactions and defendant Little’s references to “Mr. Xu” in the March 14th Report were designed to make defendant Little’s false and defamatory statements concerning the AnHui Province land transactions appear to be credible.

20. On March 14, 2011, DCPI filed a Form 8-K with the SEC  in which DCPI provided further detailed information concerning the AnHui Province land transactions and attached as an exhibit to the Form 8-K a copy of the land use certificate that defendant Little claimed in the March 16th Report could not be located by his “legal team.”

21. On March 17, 2011, defendant SAL published a report, entitled “The Problems With Deer Consumer Products”, authored by defendant Little (the “March 17th Report”).  The March 17th Report again falsely stated that DCPI’s “management misappropriated over $12 million on two recent land purchases.”

22. On March 18, 2011, defendant SAL published a report, entitled “Deer Consumer Products: Was the $22.3 million land use right certificate a forgery?”, authored by defendant Little (the “March 18th Report”).  In the March 18th Report, defendant Little states: (a) both his “legal team” and defendant Little himself visited Chinese government offices in AnHui Province during the week of March 14th; (b) defendant Little secretly recorded conversations with Chinese government officials in Anhui Province; and (c) once again, defendant Little and his “legal team” were unable to locate a copy of the land use certificate in the records maintained by certain Chinese government agencies in Anhui Province.  The March 18th Report also states defendant Little’s failure to locate the certificate was proof that the government seal on the land use certificate had been placed on the certificate “without authorization” and that defendant Little was “convinced that the [land use] certificate is a fraud.”  The March 18th Report ends with the baseless statement “Where did the money really go?”  Upon information and belief, defendant Little included these statements in the March 18th Report in an attempt to generate fear among DCPI shareholders that DCPI had not actually acquired use of any land in AnHui Province.  This additional example of fear-mongering by a short seller is yet another “red flag” that indicates the existence of a possible market manipulation scheme.

23. On March 21, 2011, defendant SAL published a report, entitled “Another Reason to Short Deer Consumer”, authored by defendant Little (the “March 21st Report”).  The March 21st Report is identical in content to the March 18th Report, other than the different title.  Upon information and belief, defendant Little’s purpose in authoring an identical report with a different report title was to create the false appearance of new information and to further stoke potential fear among DCPI shareholders concerning the legitimacy of the AnHui Province land use transactions.

24. Over the past two weeks, defendants’ numerous defamatory statements concerning DCPI have achieved some success as part of the apparent market manipulation scheme.  From March 14, 2011 through March 25, 2011, the price of DCPI common stock has dropped from $11.03 to $7.89, which represents an artificial loss of more than $100 million in DCPI’s market capitalization.  During that same time period, short interest in DCPI common stock has risen by more than 500,000 shares. Upon information and belief, there is increasing evidence that a substantial portion of the short selling activity consists of illegal “naked” short selling, which is further evidence of a market manipulation scheme.

CLAIM FOR RELIEF:

DEFAMATION OF DCPI BY DEFENDANTS

25. Plaintiff DCPI repeats and realleges the allegations contained in paragraphs “1” through “24” of this complaint as though fully set forth at length herein.

26. During at least the period from March 9, 2011 through March 25, 2011, defendant Little authored and defendant SAL published false and defamatory statements concerning DCPI’s acquisition of certain land use rights in AnHui Province.  Those false statements are described in paragraphs “13”, “17” and “21” of this complaint.

27. Defendants authored and published these false and defamatory statements without privilege or authorization to numerous persons, including all persons who visited the Seeking Alpha web-site and accessed these reports and all persons to whom defendant Little and the John Doe defendants circulated such reports.

28. Defendant Little authored and defendant SAL published these false and defamatory statements without sufficient factual bases for making these false and defamatory statements.  Upon information and belief, defendant Little authored these false and defamatory statements for the purpose of facilitating a market manipulation scheme.

29. The false and defamatory statements authored and published by defendants constituted libel per se with respect to plaintiff DCPI.

30. Plaintiff has suffered damages as a result of defendants’ false and defamatory statements.

RELIEF DEMANDED

WHEREFORE, plaintiff Deer Consumer Products, Inc. demands that this Court enter judgment against defendants as follows:

I.           An award of compensatory money damages in an amount to be determined at trial and estimated to exceed $1 million;

II.           An award of punitive damages in the amount of at least $10 million;

III.           An order requiring defendant Little and all John Doe defendants who have participated in any market manipulation scheme to disgorge to DCPI all illicit trading profits received by defendant Little and all John Doe defendants in connection with such market manipulation scheme, which may be as much as $100 million based on the artificial loss in DCPI’s market capitalization that occurred from March 14 – March 25, 2011;

IV.           An order requiring defendant SAL to immediately remove all false and defamatory reports concerning DCPI from its Seeking Alpha web-site and permanently enjoining defendant SAL from publishing any further false and defamatory reports concerning DCPI;

V.           An order permanently enjoining defendant Little and all John Doe defendants  from distributing any false and defamatory reports concerning DCPI;

VI.           An award of costs and expenses incurred in connection with this action, including reasonable attorneys’ fees to the extent available under any applicable law; and

VII.           Such other and further relief as the Court may deem just and proper.

Dated:           New York, New York
       March 28, 2011

PARK & JENSEN LLP

By: /s/ Robert Knuts___________
             Robert Knuts

630 Third Avenue
New York, NY 10017
(646) 200-6330

Attorneys for Plaintiff